UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

FB FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.

☐    Fee paid previously with preliminary materials.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online
Go to www.investorvote.com/FBK or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:00pm, Central Time, on May 18, 2022.

Important Notice Regarding the Availability of Proxy Materials for the FB Financial Corporation Shareholder Meeting to be Held on May 19, 2022
Under Securities and Exchange Commission rules, you are receiving this notice that the Definitive Proxy Statement, Proxy Card, and 2021 Annual Report to Shareholders (the “proxy materials”) for the annual shareholders’ meeting are available on the internet. Follow the instructions below to view the proxy materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials are available at:
Easy Online Access — View your proxy materials and vote.
Step 1:    Go to www.investorvote.com/FBK.
Step 2:    Click on the icon on the right to view meeting materials.
Step 3:    Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4:    Make your selections as instructed on each screen for your delivery preferences.
Step 5:    Vote your shares.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 9, 2022 to facilitate timely delivery.

The 2022 Annual Meeting of Shareholders of FB Financial Corporation will be held on May 19, 2022 at 1:00 p.m., Central Time at the Frist Art Museum located at 919 Broadway, Nashville, Tennessee 37203.
Proposals to be voted on at the meeting are listed below along with the board of directors’ recommendations.
The Board of Directors recommend a vote FOR all the nominees listed, a vote FOR Proposals 2, 4, and 5, and a vote for 1 YEAR on Proposal 3:
1.Election of 13 directors to serve until the 2023 annual meeting of shareholders and until their successors have been duly elected and qualified.
01 - Jimmy E. Allen
02 - J. Jonathan Ayers
03 - William F. Carpenter III
04 - Agenia W. Clark
05 - James W. Cross IV
06 - James L. Exum
07 - Christopher T. Holmes
08 - Orrin H. Ingram
09 - Raja J. Jubran
10 - Stuart C. McWhorter
11 - C. Wright Pinson
12 - Emily J. Reynolds
13 - Melody J. Sullivan
2.To conduct a non-binding, advisory vote on the compensation of our named executive officers.
3.To determine, in an advisory, non-binding vote, the frequency of future advisory, non-binding votes on the compensation paid to our named executive officers.
4.Approval of amendments to the Company’s amended and restated charter to eliminate supermajority voting standards.
5.Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
If you plan to attend the meeting and vote in person and have questions or need further directions, you may contact FB Financial Corporation’s Investor Relations Department at 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 or by phone at (615) 564-1212.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
–Internet – Go to www.investorvote.com/FBK.

–Phone – Call us free of charge at 1-866-641-4276.
–Email – Send an email to investorvote@computershare.com with “Proxy Materials FB Financial Corporation” in the subject line.
Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 9, 2022.